                                                                     EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT

                                  by and among

                       INSpire INSURANCE SOLUTIONS, INC.,

                         ARROW CLAIMS MANAGEMENT, INC.

                                      and

                            ALL THE SHAREHOLDERS OF
                         ARROW CLAIMS MANAGEMENT, INC.

  regarding the sale of 100% of the outstanding capital stock of Arrow Claims
                               Management, Inc.
                          dated as of October 29, 1998

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
                               TABLE OF CONTENTS
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                   [to be completed only after the agreement
                          is substantially finalized]

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
                             SCHEDULES AND EXHIBITS

Schedule                                                                                                      Description
--------                                                                                                      -----------

Schedule 1.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Ownership of the Shares
Schedule 4.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Jurisdictions of Incorporation
Schedule 4.5(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Capitalization
Schedule 4.5(a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exceptions to Capitalization
Schedule 4.5(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Subsidiaries
Schedule 4.6(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Year-End Financial Statements
Schedule 4.6(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Interim Financial Statements
Schedule 4.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exceptions to Certain Changes
Schedule 4.12(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Owned Real Property
Schedule 4.12(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Leased Real Property
Schedule 4.13(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Owned Personal Property
Schedule 4.13(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Leased Personal Property
Schedule 4.15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Insurance
Schedule 4.16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Material Contracts
Schedule 4.17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Litigation; Orders
Schedule 4.17(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exceptions to Litigation; Orders
Schedule 4.19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Permits
Schedule 4.20(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Owned Intangible Assets
Schedule 4.20(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Licensed Intangible Assets
Schedule 4.21(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Employees
Schedule 4.21(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Employment and Labor Contracts
Schedule 4.22(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Welfare Benefit Plans
Schedule 4.22(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Pension Benefit Plans
Schedule 4.22(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Employee Arrangements
Schedule 4.24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Bank Accounts and Powers of Attorney
Schedule 4.26 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exceptions to Affiliate Transactions
Schedule 6.3(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exceptions to Prohibited Transactions
Schedule 6.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Transferred Assets
Schedule 8.2(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Required Consents
Schedule 8.3(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Required Permits
Schedule 9.1(m) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Restricted Software
Schedule 12.8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Notice Information


Exhibit                                                                                                       Description
-------                                                                                                       -----------

Exhibit 2.2(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Guaranty
Exhibit 2.3(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Opinion of Company's Counsel
Exhibit 2.4(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Opinion of Purchaser's Counsel
Exhibit 9.1(l)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Claims Administration Services Agreement
Exhibit 9.1(l)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Policy Administration Services Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 29, 1998 (the "SIGNING DATE"), is made by and among INSpire Insurance Solutions, Inc., a Texas corporation ("PURCHASER"), Arrow Claims Management, Inc., a Delaware corporation ("COMPANY"), and the Persons listed on the signature pages hereto (collectively, the "SELLERS," and individually, a "SELLER"). Purchaser, Company and Sellers are sometimes collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                             PRELIMINARY STATEMENTS

         A. Company is engaged in the administration of policies and claims for certain insurance companies (such business being herein referred to as the "BUSINESS").

         B. Sellers own all the issued and outstanding shares of Company's common stock, par value $.01 per share (the "COMMON STOCK"), which shares constitute all the issued and outstanding equity securities of Company.

         C. Each Seller desires to sell, and Purchaser desires to purchase, the Shares, in each case on the terms and subject to the conditions set forth in this Agreement.

         D. Capitalized terms used in this Agreement are defined or indexed in Appendix A for the convenience of the reader and in order to eliminate the need for cross-references. Appendix A is incorporated herein by this reference.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                         TERMS OF THE PURCHASE AND SALE

         Section 1.1 Sale of Shares. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, at the Closing each Seller will sell and assign to Purchaser, and Purchaser will purchase and acquire from each Seller, the number of shares of Common Stock listed on Schedule 1.1 opposite the name of such Seller (collectively, the "SHARES"), in each case free and clear of all Encumbrances.

         Section 1.2 Purchase Price. The total consideration for the Shares will be the difference of $13,500,000 (the "BASE PURCHASE PRICE") minus the Adjustment Amount calculated pursuant to Section 1.5 (the Base Purchase Price minus the Adjustment Amount, the "FINAL PURCHASE PRICE").

         Section 1.3 Payment of Base Purchase Price. On the Signing Date, Purchaser will cause a duly authorized officer of Purchaser to provide Company with written documentation of a deposit by Purchaser of the Base Purchase Price into a segregated bank account that is under the exclusive control of Purchaser (the "SEGREGATED ACCOUNT"). At the Closing, Purchaser will pay to Sellers from such segregated account an aggregate amount equal to the Base Purchase Price (or the Final Purchase Price if the Adjustment Amount is deemed final in accordance with Section 1.5(d)) (the "CLOSING CASH PAYMENT") by wire transfer of immediately available funds to the bank accounts and in the amounts set forth on a notice given by Sellers to Purchaser not later than three business days prior to the Closing Date.

         Section 1.4 Allocation of the Purchase Price. As soon as practicable, but not later than 120 days after the Closing Date, the Parties will agree upon the allocation of the Base Purchase Price and Company's liabilities (and all other capitalizable costs) among Company's assets, liabilities and agreements set forth in Section 6.7, and will set forth such allocation on a statement (the "ALLOCATION STATEMENT"). The Allocation Statement will be revised to reflect any changes in the Direct Written Premiums shown on the Final Closing Premium Statement from the Direct Written Premiums shown on the Closing Premium Statement, whether or not such changes result in an adjustment to the Base Purchase Price. If the Parties fail to agree on the allocation of the Base Purchase Price within 120 days after the Closing Date, then the disagreement will be resolved as soon as practicable thereafter, but not later than 180 days after the Closing Date, by one of the largest four national accounting firms, which accounting firm will be jointly selected by Purchaser on the one hand and Sellers on the other hand. The Parties acknowledge that the scope of such accounting firm's work will be limited to resolving only those items to which the Parties do not agree regarding the allocation of the Base Purchase Price. The decision of the accounting firm will be final and binding upon the Parties. The fees, costs and expenses of the accounting firm selected to resolve any disagreements regarding the Allocation Statement will be borne equally by Purchaser on the one hand and Sellers on the other hand. Each Party will file all Tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement.

         Section 1.5      Purchase Price Adjustment.

                 (a) Closing Premium Statement. As soon as reasonably practicable, but not later than the later to occur of the Signing Date or November 13, 1998, Company will delivery to Purchaser a statement detailing the amount of Direct Written Premiums recognized by Company in the calendar months August 1998, September 1998 and October 1998 (such statement, together with the supporting workpapers, the "CLOSING PREMIUM STATEMENT"). The amount set forth on the Closing Premium Statement will be calculated in accordance with GAAP; provided, however, that the Closing Premium Statement will not be required to have any of the notes to the financial statements as required by GAAP. Company will give Purchaser and its Representatives reasonable access to Company's facilities and the Books and Records so as to enable Purchaser to verify the amounts set forth on the Closing Premium Statement.

                 (b) Review of Closing Premium Statement. As soon as practicable, but not later than 30 days after the delivery of the Closing Premium Statement, Purchaser will inform





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
Sellers and Company in writing of any objection to the Closing Premium Statement, which objection, if any, will set forth in reasonable detail Purchaser's objections and the basis for those objections (the "OBJECTION NOTICE"). If Purchaser so objects and the Parties do not resolve such objections on a mutually agreeable basis within 45 days after the delivery of the Closing Premium Statement, then the disagreement will be resolved as soon as practicable thereafter, but not later than 75 days after the delivery of the Closing Premium Statement, by one of the largest four national accounting firms, which accounting firm will be selected jointly by Purchaser on the one hand and Sellers on the other hand. The Parties acknowledge that the scope of such accounting firm's work will be limited to resolving the objections set forth in the Objection Notice. The decision of such accounting firm will be final and binding upon the Parties. The Closing Premium Statement (as adjusted, if applicable, by the agreement of the Parties or the decision of the accounting firm, the "FINAL CLOSING PREMIUM STATEMENT") and the amount of Direct Written Premiums recognized by Company in the calendar months August 1998, September 1998 and October 1998 (the "WRITTEN PREMIUM AMOUNT") will be deemed final upon the earlier to occur of (i) the agreement of the Parties,
(ii) the decision of the accounting firm, or (iii) the failure of Purchaser to deliver an Objection Notice to Sellers and Company within 30 days after the delivery of the Closing Premium Statement. Each Party will bear the fees, costs and expenses of its own accountants, will share equally (between Purchaser on the one hand and Sellers on the other hand) the fees, costs and expenses of the accounting firm selected by the Parties to resolve any disagreements regarding the Objection Notice and will permit each other and each other's Representatives reasonable access to the books and records necessary to perform the analysis contemplated by this Section.

                 (c) Purchase Price Adjustment; Procedure. Upon the Final Closing Premium Statement being deemed final in accordance with Section 1.5(b), the Base Purchase Price will be adjusted, if at all, as follows: if the product of the Written Premium Amount multiplied by four is less than $200,000,000, then the Base Purchase Price will be reduced by an amount equal to the product of (i) the Base Purchase Price multiplied by (ii) a fraction consisting of (A) a numerator equal to the difference of $200,000,000 minus the product of the Written Premium Amount multiplied by four and (B) a denominator equal to $200,000,000 (such amount, together with interest thereon calculated at a rate equal to eight percent (8.0%) compounded daily from the Closing Date to the date the Final Closing Premium Statement is deemed final in accordance with
Section 1.5(b), the "ADJUSTMENT AMOUNT").

                 (d) Adjustment Procedure. Purchaser must first seek payment of the Adjustment Amount pursuant to the right of set-off under the Option Agreement and thereafter severally and directly from Sellers. Such payment from Sellers, if any, will be made within five business days after the final determination of the number of Option Shares (as defined in the Option Agreement) that vest pursuant to Section 2.4 of the Option Agreement.

     Section 1.6 Delivery of Schedules. The Parties acknowledge that the Schedules to be delivered pursuant to this Agreement will not be delivered on the Signing Date. The Parties agree that all Schedules will be delivered no later than November 6, 1998. If the Party to whom a particular Schedule is delivered does not object in writing to the contents of such Schedule by November 11, 1998, then that particular Schedule will be deemed final and the disclosures made thereon will be deemed made as of the Signing Date. Any Schedule to which a written objection is raised will be deemed final upon the mutual agreement of the Parties as to the content of such Schedule and the disclosures made thereon will be deemed made as of the Signing Date.

                                  ARTICLE II.
                                    CLOSING

         Section 2.1 Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Akin, Gump, Strauss, Hauer and Feld, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 on the first business day following the date on which all of the conditions set forth in Article IX, to the extent not waived, are satisfied. The Closing may be postponed to such other date as the Parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE." The Parties anticipate that the Closing will occur within 35 days of the filing of the initial notification required under the HSR Act.

         Section 2.2 Deliveries by Sellers. At the Closing, Sellers or each Seller, as the case may be, will deliver, or cause to be delivered, the following:

                 (a)      the closing certificates referred to in Sections
9.1(e);

                 (b) a certificate or certificates representing the number of Shares listed on Schedule 1.1 opposite the name of such Seller, in each case endorsed in blank or together with duly executed stock transfer powers in favor of Purchaser;

                 (c) a receipt for the payment of that portion of the Closing Cash Payment received by such Seller;

                 (d) an executed Guaranty, in substantially the form attached hereto as Exhibit 2.2(d) (the "GUARANTY"); and

                 (e) all other previously undelivered documents, instruments and writings required to be delivered by Sellers to Purchaser at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 2.3 Deliveries by Company. At the Closing, Company will deliver, or cause to be delivered, the following:

                 (a) the closing and secretary's certificates referred to in Sections 9.1(e), 9.1(f) and 9.1(g);

                 (b) the recorded Charter Document of each Acquired Company, recently certified by the Secretary of State (or other proper state official) of the state of such Acquired Company's jurisdiction of incorporation;

                 (c) a certificate of existence and good standing (or the functional equivalents) for each Acquired Company dated within ten business days of the Closing Date issued by the Secretary of State (or other proper state official) of the state of such Acquired Company's jurisdiction of incorporation;

                 (d)      all Books and Records of each Acquired Company;

                 (e) an opinion of counsel addressed to Purchaser from counsel for Company in substantially the form of Exhibit 2.3(e) attached hereto;

                 (f) a title insurance policy (in an amount equal to the fair market value of the insured parcel) naming Purchaser as the insured for each parcel of Real Property;

                 (g) executed counterparts of all Required Consents and Required Permits; and

                 (h) all other previously undelivered documents, instruments and writings required to be delivered by any Acquired Company to Purchaser at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 2.4 Deliveries by Purchaser. At the Closing, Purchaser will deliver, or cause to be delivered, the following:

                 (a) the Closing Cash Payment to Sellers in federal or other immediately available funds by wire transfer in accordance with Section 1.3(a);

                 (b) the closing and secretary's certificates referred to in Sections 9.2(c) and 9.2(d);

                 (c) the recorded Charter Document of Purchaser, recently certified by the Secretary of State (or other proper state official) of the State of Texas;

                 (d) a certificate of existence and good standing (or the functional equivalents) for Purchaser dated within ten business days of the Closing Date issued by the Secretary of State (or other proper state official) of the State of Texas;

                 (e) an opinion of counsel for Purchaser addressed to Sellers in substantially the form of Exhibit 2.4(e) attached hereto;

                 (f) a certificate dated within ten business days of the Closing from the Secretary of State of Texas (or other proper state official) certifying as to Purchaser's good standing in such state;

                 (g) a receipt to each Seller for the delivery of the number of Shares listed on Schedule 1.1 opposite the name of such Seller;

                 (h) all other previously undelivered documents, instruments and writings required to be delivered by Purchaser to any Acquired Company at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as any Acquired Company may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 2.5 Simultaneous Deliveries. The delivery of the documents required to be delivered at the Closing pursuant to this Agreement will be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that this Agreement entitles such Party to receive.

         Section 2.6 Sales and Transfer Taxes. Any Taxes and any transfer, recording or similar fees and charges arising out of or in connection with the transactions contemplated by this Agreement will be borne by Sellers.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby represents and warrants to Purchaser, with respect to itself and not with respect to any other Seller, that the statements made in this Article III are true, correct and complete.

         Section 3.1 Title to Shares. Seller is the record and beneficial owner of the number of Shares listed on Schedule 1.1 opposite the name of such Seller, free and clear of all Encumbrances. At the Closing, Seller will transfer to Purchaser its entire right, title and interest in and to the Shares.

         Section 3.2 Power, Authority, Right and Capacity. Seller has the requisite power, authority, right and capacity, as the case may be, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the Transaction Document to which such Seller is a party.

         Section 3.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed by Seller and delivered to Purchaser, will be duly authorized (where appropriate), executed and delivered, and will constitute a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

         Section 3.4 No Conflict; Consents. The execution, delivery and performance by Seller of each Transaction Document will not (a) violate any Law, (b) violate any Charter Document of such Seller (if applicable), (c) violate any Order to which Seller is a party or by which Seller or its assets is bound, (d) result in the creation of any Encumbrance on any of the Shares, or (e) require any Consent from any Person.

         Section 3.5 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller.

                                  ARTICLE IV.
             REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY

         Each Seller and, until the Closing, Company, jointly and severally, hereby represents and warrants to Purchaser that the statements made in this
Article IV are true, correct and complete:

         Section 4.1 Organization; Good Standing; Delivery of Charter Documents. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction listed opposite such Acquired Company on Schedule 4.1. Each Acquired Company is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of such Acquired Company's business makes qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a Material Adverse Effect on Company. Prior to the Signing Date, Company has delivered, or caused to be delivered, to Purchaser true and complete copies of the Charter Documents of each Acquired Company as in effect on the Signing Date.

         Section 4.2 Power and Authority. Company has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the Transaction Documents to which Company is a party. Each Acquired Company has all requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted.

         Section 4.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed by Company and delivered to Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Company, enforceable against Company in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

         Section 4.4 No Conflict; Consents. The execution, delivery and performance by Company of each Transaction Document will not (a) violate any Law, (b) violate any Charter Document of any Acquired Company, (c) violate any Order to which any Acquired Company is a party or by which any Acquired Company or its Assets is bound, (d) breach any Material Contract, Real Property Lease or Personal Property Lease, (e) result in the creation of any Encumbrance on any Assets of any Acquired Company, other than Permitted Encumbrances, or (f) require any Consent from any Person.

         Section 4.5      Capitalization.

                 (a) Company. Schedule 4.5(a)(1) lists the total number of authorized, issued and outstanding shares of capital stock of Company. All the Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no issued and outstanding shares of capital stock of Company other than the Shares. Except as listed on
Schedule 4.5(a)(2), there is no authorized or outstanding option, subscription, warrant, call, right, commitment or other agreement ("SUBSCRIPTION RIGHT") obligating Company to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the Shares were issued or will be transferred pursuant to this Agreement in violation of any preemptive or preferential rights of any Person. Other than the capital stock of the Subsidiaries, Company does not own any shares of capital stock, partnership interests or other beneficial ownership interests in any other Person.

                 (b) Subsidiaries. Schedule 4.5(b) lists the name of each Person whose capital stock, equity securities or Subscription Right that Company owns, either beneficially or of record (collectively, the "SUBSIDIARIES"), and the total number of authorized, issued and outstanding shares of such capital stock, equity securities or Subscription Right of each Subsidiary. All the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Company owns all issued and outstanding shares of capital stock of each Subsidiary. There is no authorized or outstanding Subscription Rights obligating any Subsidiary to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the shares of any Subsidiary were issued or will be transferred pursuant to this Agreement in violation of any preemptive or preferential rights of any Person. No Subsidiary owns any shares of capital stock, partnership interests or other beneficial ownership interests in any other Person.

         Section 4.6      Financial Statements.

                 (a)      Year-End Financial Statements.  Attached hereto as
Schedule 4.6(a) are the balance sheets of the Acquired Companies as of December 31, 1997 (the "YEAR-END BALANCE SHEET" and such date the "BALANCE SHEET DATE"), and December 31, 1996, with the related statements of operations and cash flows for the fiscal years ended on such dates and the accompanying notes (collectively, the "YEAR-END FINANCIAL STATEMENTS"). The Year-End Financial Statements have been prepared in accordance with GAAP (except as noted therein), and present fairly, in all material respects, the financial position of the Acquired Companies as of the dates indicated and the results of their operations and cash flows for the periods then ended.

                 (b)      Interim Financial Statements.  Attached hereto as
Schedule 4.6(b) are the balance sheet of the Acquired Companies as of September 30, 1998 (the "INTERIM BALANCE SHEET") and the related statement of operations and cash flows for the eight month period ended on such date (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements have been prepared in accordance with the Books and Records and with GAAP (except as noted therein and the absence of detailed notes to such statements), and present fairly, in all material respects, the financial position of the Acquired Companies as of the date indicated and the results of its operations and cash flows for the period then ended, subject to normal year-end adjustments.

         Section 4.7 No Undisclosed Liabilities. Except as described in the Year-End Balance Sheet, none of the Assets or the business of any Acquired Company is subject to any Claim of any nature, absolute or contingent, and no events have occurred or circumstances exist that could give rise to any future Claim that could have a Material Adverse Effect on the assets or the business of any Acquired Company, other than Claims incurred since the Balance Sheet Date in the ordinary course of such Acquired Company's business consistent with past practices.

         Section 4.8 Absence of Certain Changes. Since the Balance Sheet Date, each Acquired Company has conducted its business only in the ordinary course of business consistent with past practices and, without limiting the generality of the foregoing and except as listed on Schedule 4.8, there has been no (a) event or occurrence that has caused or will cause a Material Adverse Change with respect to any Acquired Company, (b) amendment to the Charter Documents of any Acquired Company, (c) payment of any dividend or distribution made with respect to any Acquired Company's capital stock, (d) redemption or purchase of any of any Acquired Company's capital stock, (e) amendment, termination or receipt of notice of termination of or entry into any contract, lease or license involving a total commitment by or to any Acquired Company of $10,000, (f) incurrence or guarantee of any debt by any Acquired Company, other than trade and accounts payable incurred in the ordinary course of business consistent with past practices, (g) loan to or transaction with any officer, director or shareholder of any Acquired Company, other than in the ordinary course of business consistent with past practices, (h) waiver of any material right or release of any debt or claim by any Acquired Company, other than waivers or releases given in the ordinary course of business consistent with past practices, (i) amendment or termination of any Permit of any Acquired Company, (j) destruction, damage or other loss to any material asset of any Acquired Company other than destruction, damage or other loss that is fully covered by insurance, (k) adoption of or increase in the payments to or benefits under any Employee Benefit Plan of any Acquired Company, (l) sale, lease, or other disposition of any assets used in the business of any Acquired Company, other than the Transferred Assets and assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices,
(m) imposition of any Encumbrance on any of the assets of any Acquired Company, other than Permitted Encumbrances, (n) purchase or lease any assets used in the business of any Acquired Company, other than assets purchased or leased in the ordinary course of business consistent with past practice, (o) payment of any bonus or an increase in the salary, bonus or other compensation payable to any employee of any Acquired Company, other than payments or increases consistent with past practice, (p) change in any accounting method used by any Acquired Company, (q) acceleration related to the collection of accounts receivable of any Acquired Company or delay related to the payment of accounts payable of any Acquired Company, or (r) agreement or commitment to take any action described in this Section.

         Section 4.9      Sufficiency and Condition of and Title to the Assets.

                 (a) Sufficiency of the Assets. Except for the Transferred Assets, the assets reflected on the Books and Records of the Company (the "ASSETS") constitute all the assets, properties, licenses and other arrangements which are presently being used or are reasonably related to the Business, and are sufficient to operate the Business in a manner consistent with past practice and historic capacity.

                 (b) Condition of the Assets Each of the Assets complies with Law and is in good and normal operating condition and repair, structurally sound with no known defects (ordinary wear and tear excepted), and suitable for its intended use.

                 (c) Title to the Assets. At the Closing, one of the Acquired Companies will hold good, valid and indefeasible title to, or a valid leasehold interest in, each of the Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

         Section 4.10 Accounts Receivable. All accounts receivable of the Acquired Companies reflected on the Interim Balance Sheet (the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales made, commissions earned or services performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves shown on the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         Section 4.11     Intentionally Omitted.

         Section 4.12     Real Property.

                 (a) Owned Real Property. Schedule 4.12(a) lists as of the Signing Date each parcel of real property owned by any of the Acquired Companies, including the street address of each property and a summary description of the buildings and improvements thereon. Each parcel of real property listed on Schedule 4.12(a) and any parcel of real property purchased after the Signing Date in accordance with Section 6.3 (collectively, the "OWNED REAL PROPERTY") is (i) in compliance with all Laws, including the Americans with Disabilities Act and any building, fire, land use, occupancy, safety, set-back, or zoning Law, (ii) not burdened by any covenant, easement, encroachment, restrictive covenant, right-of-way, or servitude, other than those specifically referenced in the title insurance policies delivered pursuant to Section 2.3(f), and (iii) not subject to any condemnation, eminent domain or similar Action.

                 (b) Leased Real Property. Schedule 4.12(b) lists all the leases of real property to which any Acquired Company is a party and which are in effect as of the Signing Date. All of the leases on Schedule 4.12(b) and any leases of real property entered into after the Signing Date in accordance with Section 6.3 (collectively, the "REAL PROPERTY LEASES") are valid, binding and in full force and effect. No Acquired Company nor, to Sellers' Knowledge, any other Person is in default under any Real Property Lease, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by any Acquired Company or any other Person. The appropriate Acquired Company has received a nondisturbance agreement from any lessor's lender under each of the Real Property Leases. True and complete copies of all the Real Property Leases, any amendments thereto and the nondisturbance agreements have been provided to Purchaser prior to the Signing Date.

         Section 4.13     Personal Property.

                 (a) Owned Personal Property. Schedule 4.13(a) lists as of the Signing Date all of the personal property (including all machinery, equipment, vehicles, structures, fixtures and furniture) owned by any Acquired Company and used in the Business, located on its premises or shown on the Interim Balance Sheet or acquired after the date thereof (except for assets subsequently sold in the ordinary course of business and consistent with past practice).

                 (b) Leased Personal Property. Schedule 4.13(b) lists as of the Signing Date all the leases of personal property to which any Acquired Company is a party. All of the leases on Schedule 4.13(b) and any leases of personal property entered into after the Signing Date in accordance with
Section 6.3 (collectively, the "PERSONAL PROPERTY LEASES") are valid, binding and in full force and effect. No Acquired Company nor, to Sellers' Knowledge, any other Person is in default under any Personal Property Lease, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Company or any other Person. True and complete copies of all the Personal Property Leases and any amendments thereto have been provided to Purchaser prior to the Signing Date.

         Section 4.14 Compliance with Laws. To Sellers' Knowledge, each Acquired Company has complied with all Laws in the conduct of the Business. No Acquired Company has received any notice from any Governmental Authority or other Person asserting that Acquired Company has violated any Law.

         Section 4.15 Insurance. Schedule 4.15 lists as of the Signing Date all insurance policies to which any Acquired Company is a party or which insure the Business or any of the Assets against loss (collectively, the "INSURANCE POLICIES"), including each insurer's name, coverage deductible and limit, expiration date and current premium. Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. The Insurance Policies provide the Acquired Companies with adequate insurance coverage against the risks involved in the conduct of the Business and ownership of the Assets. The coverage provided by the Insurance Policies is not less than the coverage customary in the Acquired Companies' industry and will not in any way be affected by or terminate or lapse by reason of the consummation of the transactions contemplated by this Agreement. True and complete copies of all Insurance Policies have been provided to Purchaser.

         Section 4.16 Contracts. Schedule 4.16 lists as of the Signing Date all the contracts relating to the Business, Assets or Assumed Liabilities or by which any of the Assets is bound, pursuant to which the obligations of any party thereto are, or are contemplated to be, with respect to any such contract (a) in excess of $10,000 during any twelve month period the term thereof, (b) not terminable prior to three month from the Signing Date, or (c) otherwise material to the Business. All of the contracts listed on Schedule
4.16 and any contracts entered into after the Signing Date in accordance with
Section 6.3 (collectively, the "MATERIAL CONTRACTS") are valid and binding and in full force and effect, subject to Laws Affecting Creditors' Rights. No Acquired Company nor, to Sellers' Knowledge, any other Person is in default under any Material Contract, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by an Acquired Company or any other Person. Other than the Material Contracts, no Acquired Company is a party to any contract which (x) requires the Consent of any Person in order to consummate the transactions contemplated by this Agreement, (y) is in excess of the normal, ordinary and usual requirements of the Business, or
(z) is excessive in price or quantity. True and complete copies of all the Material Contracts have been provided to Purchaser.

         Section 4.17 Litigation; Orders. Schedule 4.17 lists and describes all Actions pending, or to Sellers' Knowledge, threatened against or affecting any Acquired Company, the Business or any of the Assets. There is no Action pending or, to Sellers' Knowledge, threatened in writing affecting any Acquired Company, the Business or any of the Assets which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect. Except as listed on Schedule 4.17(1), no Acquired Company is subject to any Order. True and complete copies of all material pleadings in the Actions listed on Schedule 4.17 have been provided to Purchaser.

         Section 4.18     Environmental Matters.

                 (a) Compliance with Environmental Laws. The Business has been and is operated in compliance with all Environmental Laws and all Permits related to Environmental Laws.

                 (b) Hazardous Materials. To Sellers' Knowledge, no Acquired Company has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials at any of the properties or facilities used in connection with the Business, including the Owned Real Property and the premises subject to the Real Property Leases, except in compliance with all Environmental Laws. To Sellers' Knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials has occurred at any of the properties or facilities used in connection with the Business, including the Owned Real Property and the premises subject to the Real Property Leases, except in compliance with all Environmental Laws.

                 (c) Existence of an Action. No Acquired Company has received any notice from any Governmental Authority or other Person alleging or concerning any Claim against an Acquired Company under any Environmental Law, whether for personal injuries or property damages. There is no Action pending or, to Sellers' Knowledge, threatened affecting any Acquired Company with respect to the Businesses alleging or concerning any Claim under any Environmental Law, whether for personal injuries or property damages, nor do Sellers have any knowledge of any fact or condition that could give rise to such a Claim.

                 (d) Environmental Permits. To Sellers' Knowledge, the Acquired Companies are in possession of and in compliance with all Permits required under the Environmental Laws with respect to the operation of the Business. There are no Actions pending or, to Sellers' Knowledge, threatened which seek to modify, revoke or deny renewal of any of such Permit. Sellers have no knowledge of any fact or condition that is reasonably likely to give rise to any Action to modify, revoke or deny renewal of any of such Permit. No Consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any such Permit.

                 (e) Miscellaneous. Without in any way limiting the generality of the foregoing, to Sellers' Knowledge, (i) none of the off-site locations where any Acquired Company has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Materials has been identified as a facility that is subject to an existing Claim under any Environmental Law or is the subject of any threatened Claim by any Person, (ii) no underground improvement regulated by any Environmental Law, including any storage or treatment tank, is located on the Owned Real Property or the premises subject to the Real Property Leases, (iii) there is no asbestos contained in or forming part of any Assets, and (iv) no polychlorinated biphenyls or polychlorinated biphenyls-containing items are used or stored at the Owned Real Property or the premises subject to the Real Property Leases.

         Section 4.19 Permits. Schedule 4.19 lists all the Permits related to the Assets or operation of the Business, and indicates those Permits for which the Consent of any Person is required to assign such Permit. Each Acquired Company has obtained, maintains in effect, and complies with the terms and conditions of all Permits required by Law. There is no Action pending or, to Sellers' Knowledge, threatened in writing to revoke or limit any Permit listed on Schedule 4.19.

         Section 4.20     Intangible Assets.

                 (a) Owned Intangible Assets. Schedule 4.20(a) lists all the Intangible Assets owned by any Acquired Company as of the Signing Date. With respect to the Intangible Assets listed on Schedule 4.20(a) and all the Intangible Assets obtained or developed prior to the Closing, (i) the Acquired Company owns all right, title and interest in and to such Intangible Assets free and clear of all Encumbrances, (ii) the Acquired Company has not sold, transferred, licensed, sub-licensed or conveyed any interest in any of such Intangible Assets, and (iii) no Person has infringed upon or misappropriated any of such Intangible Assets.

                 (b) Licensed Intangible Assets. Schedule 4.20(b) lists all licenses and contracts related to any Intangible Asset used by any Acquired Company as of the Signing Date. Each license or contract listed on Schedule 4.20(b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 6.3 is valid, binding and in full force and effect. No Acquired Company has infringed upon or misappropriated any Intangible Asset owned by another Person.

         Section 4.21     Employees.

                 (a) Employees. Schedule 4.21(a) lists the name, job title, date of employment and current annual compensation (salary, bonus and all amounts paid pursuant to an Employee Benefit Plan) for each employee of the Acquired Companies employed as of the Signing Date (collectively, the "EMPLOYEES"). All Employees are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all Laws. All sums due for employee compensation and benefits and all vacation time owing to any employee of the Acquired Companies (including all persons whose employment by any Acquired Company terminated prior to the Signing Date) have been duly and adequately accrued on the accounting Books and Records.

                 (b) Contracts. Schedule 4.21(b) lists each (i) contract between any Acquired Company and an Employee, and (ii) collective bargaining agreement and other contract to or with any labor union, employee representative or group of employees. Other than the contracts listed on
Schedule 4.21(b), each Acquired Company's employment of each Employee is terminable at will without any penalty or severance obligation of any kind on the part of such Acquired Company.

                 (c) Compliance with Labor Laws. Each Acquired Company has complied and is presently complying with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

                 (d) Labor Actions and Relations. There is no unfair labor practice charge or complaint against any Acquired Company pending or threatened before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement pending and, to Sellers' Knowledge, no basis for any such charge, complaint or grievance exists. There is no labor strike, slowdown or work stoppage pending or threatened against any Acquired Company. No Acquired Company has experienced any significant work stoppages or been a party to any Action before the National Labor Relations Board involving any issue for the past three years nor been a party to any arbitration proceeding arising out of or under any collective bargaining agreement for the past three years. There is no charge or complaint pending or threatened against any Acquired Company before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction.

                 (e) WARN Act. No Acquired Company nor any Person with whom any Acquired Company would be treated as an "employer" for purposes of the Worker Adjustment and Retraining Notification Act or any similar state law has incurred any liability or obligation under such laws.

         Section 4.22     Employee Benefits.

                 (a) Welfare Benefit Plan. Schedule 4.22(a) lists, as of the Signing Date, each Welfare Benefit Plan maintained by any Acquired Company or to which any Acquired Company contributes or is required to contribute with respect to any Person. True, correct and complete copies of the plan documents for each of the Acquired Company's Welfare Benefit Plans and all related summary plan descriptions have been provided to Purchaser. No Acquired Company has any liability for contributions or payments more than 30 days past due with respect to any of its Welfare Benefit Plans or for any retiree benefits under any such Welfare Benefit Plan to current or retired employees of any Acquired Company (other than as required by Section 601 of ERISA).

                 (b) Pension Benefit Plans. Schedule 4.22(b) lists, as of the Signing Date, each Pension Benefit Plan maintained by any Acquired Company or to which any Acquired Company contributes or is required to contribute with respect to any Person. True, correct and complete copies of the plan and related trust documents for each of the Acquired Companies' Pension Benefit Plan and all related summary plan descriptions have been provided to Purchaser. No Acquired Company presently maintains and has never maintained, nor has had any obligation of any nature (whether contingent or otherwise) to contribute to, a "defined benefit plan" (as defined in Section 414(j) of the Code), without regard to whether such defined benefit plan met the requirements of section 401(a) of the Code. No Acquired Company has any liability for contributions due with respect to its Pension Benefit Plans, including any "individual account plan" (as defined in Section 3(34) of ERISA).

                 (c) Employee Arrangements. Schedule 4.22(c) lists each Employee Benefit Plan not otherwise disclosed in Schedules 4.22(a) or 4.22(b) maintained by any Acquired Company with respect to any past or present employee of any Acquired Company. True, correct and complete copies of each Employee Benefit Plan listed on Schedule 4.22(c) (and any related documents) have been provided to Purchaser. No Acquired Company has any liability for contributions or payments more than 30 days past due with respect to any of its Employee Benefit Plans listed on Schedule 4.22(c).

                 (d) Benefit Plan Compliance. All of the Acquired Companies' Employee Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) currently comply in all respects, and have so complied in the past, both as to form and operation, with all applicable Laws, including ERISA and the Code. No assets of any Acquired Company Employee Benefit Plans include any "employer securities" or "employer real property" as such terms are defined in Section 407 of ERISA. No debt has been incurred by any Acquired Company Benefit Plans, other than liabilities for the payment of benefits or insurance premiums.

                 (e) No Liability. No liability under Title IV of ERISA has been or will be incurred by any Acquired Company on or prior to the Closing Date. No Acquired Company has made any commitment, whether formal or informal, and whether legally binding or not, to create or have liability under any additional Employee Benefit Plan, policy or arrangement, or to modify any existing Acquired Company Employee Benefit Plan.

                 (f) Effect of Consummation. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of any Acquired Company or any other individual to a bonus, severance pay, unemployment compensation or similar payment, (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of any Acquired Company, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or (iv) in any way result in any additional liability with respect to any Acquired Company Employee Benefit Plan.

                 (g) No Penalties. No Acquired Company Employee Benefit Plans or any trusts relating thereto have engaged in any transaction in connection with which any Acquired Company or any fiduciaries of such Employee Benefit Plans or related trusts is or could be subject either to a civil penalty or other liability under Sections 502(i), 406 or 409 of ERISA or a tax imposed by Section 4975 of the Code, and no event has occurred and no condition exists with respect to Acquired Company Employee Benefit Plans that could subject any Acquired Company to any other tax or penalty under the Code or civil penalty or other liability under ERISA or other Laws.

                 (h) No Actions. No Action is pending or, to Sellers' Knowledge, threatened involving any Acquired Company Employee Benefit Plan.

         Section 4.23     Taxes.

                 (a) Tax Returns. All Tax returns, reports, and declarations of estimated Tax (collectively, "RETURNS") which were required to be filed by any Acquired Company with any Governmental Authority have been timely filed. All Returns are true and correct and accurately reflect the Tax liabilities of each Acquired Company. All Taxes shown to be due pursuant to such Returns, other than Taxes being contested in good faith and for which adequate reserves are reflected on the Interim Balance Sheet, have been paid.

                 (b) Statute of Limitations and Tax Actions. No Acquired Company has executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to Sellers' Knowledge, threatened Claims, assessments, notices, proposals to assess, deficiencies or audits with respect to Taxes.

                 (c) Miscellaneous Tax Representations. Proper and accurate amounts have been withheld and remitted by each Acquired Company from and with respect to all Persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all Laws. No Acquired Company nor, to Sellers' Knowledge, any other corporation has filed an election under Section 341(f) of Code that is applicable to any Acquired Company or any of the Assets. No Acquired Company is a party to any tax sharing agreement. There is no contract, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by any Acquired Company by reason of Section 280G of the Code. No Acquired Company is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. No Acquired Company has ever been a member of any group that filed a consolidated federal income tax return.

         Section 4.24 Bank Accounts; Powers of Attorney. Schedule 4.24 lists the names of (a) each bank, trust company and stock or other broker with which any Acquired Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations (the "BANK ACCOUNTS"), (b) all Persons authorized to draw on, or to have access to, each of the Accounts, and (c) all Persons authorized by proxies, powers of attorney or other like instrument to act on behalf of any Acquired Company in any matter concerning the Business. Each of the Bank Accounts has a positive cash balance. No proxies, powers of attorney or other like instruments are irrevocable.

         Section 4.25 Suppliers and Customers. The relationships of each Acquired Company with its suppliers and customers are satisfactory. No such material customer or supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any Acquired Company, or to materially decrease its services to any Acquired Company or its usage of the services of any Acquired Company.

         Section 4.26 Affiliated Transactions. Since the Year-End Balance Sheet Date, except as listed on Schedule 4.26 no Acquired Company has paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of the officers, directors or stockholders of any Acquired Company or any of its affiliates, except for compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended on the Year-End Balance Sheet Date and routine travel advances to officers and employees.

         Section 4.27 Books and Records. The Books and Records of each Acquired Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

         Section 4.28 Full Disclosure. No representation or warranty of any Seller and, until the Closing, Company made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the Business or financial condition of any Acquired Company, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         Section 4.29 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller or any Acquired Company.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers that the statements set forth in this Article V are correct and complete.

         Section 5.1 Organization; Good Standing; Delivery of Charter Documents. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser is duly qualified or licensed as a foreign corporation in each jurisdiction in which its assets are owned or leased, or the nature of its business makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a Material Adverse Effect on Purchaser. Prior to the Signing Date, Purchaser has delivered to Company and Sellers true and complete copies of Purchaser's Charter Documents as in effect on the Signing Date.

         Section 5.2 Power and Authority. Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the other Transaction Documents to which Purchaser is a party. Purchaser has all requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted.

         Section 5.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed and delivered by Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

         Section 5.4 No Conflict; Purchaser Consents. The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party will not (a) violate any Law, (b) violate any Charter Document of Purchaser, (c) violate any Order to which Purchaser is a party or by which Purchaser or its assets is bound, or (d) require any Consent from any Person.

         Section 5.5 Full Disclosure. No representation or warranty of Purchaser made in this Agreement, nor any written statement furnished to Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Purchaser, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         Section 5.6 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Purchaser.

                                  ARTICLE VI.
                        COVENANTS OF COMPANY AND SELLERS

         Section 6.1 Cooperation of Company and Sellers. From the Signing Date through the Closing Date, Company and each Seller will use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using reasonable efforts to obtain all of the Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 9.1, the satisfaction of which is in the reasonable control of Company or any Seller, to be satisfied on or prior to Closing.

         Section 6.2 Pre-Closing Access to Information. From the Signing Date through the Closing Date, Company and each Seller will afford to Purchaser its Representatives access to the properties and the Books and Records of the Acquired Companies.

         Section 6.3      Conduct of Business.

                 (a) Ordinary Course. From the Signing Date through the Closing Date, Company and each Seller, in connection with the conduct of the Business, will use all reasonable efforts to (i) preserve substantially the relationships with its Representatives, suppliers and customers, (ii) perform its obligations under all contracts, leases and Permits in all material respects, (iii) comply with all Laws, (iv) confer with Purchaser regarding operational matters of a material nature, (v) report periodically to Purchaser regarding the status of the Businesses and the results of operations of the Acquired Companies, and (vi) conduct the Businesses in the ordinary course and consistent with past practices.

                 (b) Prohibited Actions. Except as otherwise required or permitted by this Agreement or listed on Schedule 6.3(b), from the Signing Date through the Closing Date Company and each Seller will not, and Company will cause each Subsidiary not to, without the prior written consent of Purchaser, take or fail to take any action as a result of which any of the changes or events listed in Section 4.8 occur or become likely to occur.

         Section 6.4 Supplements to Schedules. If, between the Signing Date and the Closing Date, Company or any Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement was inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then such Party will notify Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules will not be deemed to have been disclosed as of the Signing Date or to have cured any breach of a representations and warranties made in this Agreement, unless so agreed to in writing by Purchaser.

         Section 6.5 Standstill. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article X, Company and each Seller will not, nor will Company and each Seller permit any of its Representatives to, (a) directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person (other than Purchaser and its Representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving any Acquired Company, (b) entertain or discuss any acquisition or investment proposals whatsoever, (c) disclose to any third party any non-published information concerning any Acquired Company, the Business or any Acquired Company's financial condition, or (d) withdraw Seller's intention to sell the Shares to Purchaser.

         Section 6.6 Discharge of Encumbrances. Company and each Seller will take, and Company will cause each Subsidiary to take, all actions and do all things necessary to cause all Encumbrances other than Permitted Encumbrances on any Assets to be terminated or otherwise discharged at or prior to the Closing.

         Section 6.7      Non-Disclosure; Non-Competition; Non-Solicitation.

                 (a) Non-Disclosure Agreement. Each Seller acknowledges, for itself and each of its Affiliates, that it has and may have access to Confidential Information and that such Confidential Information does and will constitute valuable, special and unique property of Purchaser. At no time will Seller, and at no time will Seller allow its Affiliates or its Representatives to, (i) use any Confidential Information in any manner adverse to the business interests of Purchaser, or (ii) disclose any such Confidential Information to any Person for any reason or purpose whatsoever. Upon the request of Purchaser, each Seller will, and will cause its Affiliates and Representatives to, deliver to Purchaser all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information and which are in the possession or under the control of such Seller, Affiliate or Representative.

                 (b) Non-Competition Agreement. Each Seller agrees, and will cause each of its Affiliates, not to provide, either directly or indirectly, any of the Restricted Services within the United States of America for so long as Purchaser provides services to any Affiliate of a Seller (such time period, the "RESTRICTION PERIOD").

                 (c) Non-Solicitation Agreement. For a period equal to the Restriction Period, each Seller will not, and will cause each of its Affiliates not to, either on its own behalf or on behalf of any entity providing Restricted Services, directly or indirectly to the extent that such Seller is prohibited in engaging in such Restricted Services pursuant to this Section, (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, any Acquired Company or Purchaser to terminate such person's employment or agency, as the case may be, with such entity, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any Person which sells any products and services of any Acquired Company, furnishes products or services to, or receives products and services from, Purchaser, nor will such Seller attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of any Acquired Company or Purchaser.

                 (d) Independent Covenants. The covenants set forth in this Section are independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof will not be affected or impaired thereby and will remain valid and enforceable.

                 (e) Injunctive Relief. In the event of a breach or threatened breach by any Seller of any provision of this Section, each Acquired Company and Purchaser will be entitled to an injunction to prevent irreparable injury to such entity. Nothing herein will be construed as prohibiting any Acquired Company or Purchaser from pursuing any other remedies available to such entity for such breach or threatened breach, including the recovery of damages from such Seller.

                 (f) Acknowledgments of Seller. Each Seller acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Acquired Companies, Purchaser and the Business, (ii) the Acquired Companies and Purchaser would suffer irreparable injury if Seller breaches any of the terms of this Section, (iii) the Acquired Companies and Purchaser will be at a substantial competitive disadvantage if such entity fails to acquire and maintain exclusive ownership of the Confidential Information or to abide by the restrictions provided for in this Section, (iv) the scope of the protective restrictions provided for in this Section are reasonable when taking into account (A) the negotiations between the Parties and (B) that Seller is the direct beneficiary of the Purchase Price paid pursuant to this Agreement, (v) the consideration being paid to Seller pursuant to this Agreement is sufficient inducement for Seller to agree to the terms hereof, (vi) the provisions of this Section are reasonable and necessary to protect the Business, to prevent the improper use or disclosure of the Confidential Information and to provide the Acquired Companies and Purchaser with exclusive ownership of all such Confidential Information and (vii) the terms of this Section preclude Seller from providing the Restricted Services. Without limiting the foregoing, in the event that a court of competent jurisdiction determines that the Restriction Period exceeds the maximum reasonable and enforceable time period or that the designated area exceeds the maximum reasonable and enforceable area, the Restriction Period or designated area shall be deemed to become and thereafter shall be the maximum time period or area which such court deems reasonable and enforceable.

         Section 6.8 Transfer of Certain Assets. On or prior to the Closing Date, Company will transfer to an Affiliate acceptable to Purchaser the claims contracts and assets specified on Schedule 6.8 (the "TRANSFERRED ASSETS").

                                  ARTICLE VII.
                             COVENANTS OF PURCHASER

         Section 7.1 Cooperation by Purchaser. From the Signing Date through the Closing Date, Purchaser will use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Company and Sellers in connection with the foregoing, including using reasonable efforts to obtain all of the Consents and the Releases, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in
Section 9.2, the satisfaction of which is in the reasonable control of Purchaser, to be satisfied on or prior to Closing.

         Section 7.2 Pre-Closing Access to Information. Purchaser will refrain from imposing any undue burden upon the Acquired Companies and Sellers and from interfering with the operations and conduct of the Business.

         Section 7.3 Purchasers' Consent. If any Acquired Company gives written notice to Purchaser that such Acquired Company proposes to take any action for which Purchaser's consent is required under Section 6.3 and if Purchaser has not delivered to Company a written objection to such proposed action within 10 business days of such Acquired Company's notice, then Purchaser will be deemed to have consented to such proposed action. Purchaser's consent to any such proposed action will not be unreasonably withheld.

     Section 7.4 Maintenance of the Segregated Account. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article X, Purchaser will maintain in the Segregated Account a balance equal to the lesser of the Base Purchase Price or the Final Purchase Price.

                                 ARTICLE VIII.
                                MUTUAL COVENANTS

         Section 8.1      Governmental Consents.

                 (a) HSR Filing. Within five business days after the Signing Date, each Party will take all actions and do all things necessary to file the notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). The Parties will use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Purchaser will pay the statutory filing fees required by the HSR Act. The Parties anticipate all applicable waiting periods under the HSR Act to be expired or terminated within 30 days of the filing of the initial notification required under the HSR Act.

                 (b) Other Governmental Consents. Promptly after the Signing Date, each Party will take all actions and do all things necessary to obtain all Consents required by any Governmental Authority to consummate the transactions contemplated hereby. Each Party will reasonably cooperate with the other Parties in obtaining the Consents specified in this Section.

         Section 8.2      Consents to Assign Leases and Contracts.

                 (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser's delivery to third parties of its financial statements) and to cooperate with each other as may be necessary to obtain Consents to transfer and assign the Encumbered Instruments. Except as expressly provided herein, no Party will be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument.

                 (b) Pre-Closing; Required Consents. Schedule 8.2(b) lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (collectively, the "REQUIRED CONSENTS"). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments will not be a condition to Closing, and Closing will occur irrespective of whether any such Consent has been obtained.

         Section 8.3      Permits.

                 (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser's delivery to any Governmental Authority of its financial statements) and to cooperate with each other as may be necessary to transfer to Purchaser, or assist Purchaser in obtaining, all Permits required to conduct the Business. On or as soon as practicable after the Signing Date, each Party will file, separately or jointly with any other Party, as the case may be, all applications necessary to transfer or obtain the Permits. Each Party will use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the applications contemplated hereby. Sellers, as a group, and Purchaser will each pay one-half of the fees and expenses incurred in connection with transferring or obtaining all Permits.

                 (b) Pre-Closing; Required Permits. Schedule 8.3(b) lists the Permits which must be transferred to or obtained by Purchaser prior to Closing (the "REQUIRED PERMITS"). Except for the Required Permits, the transfer or issuance to Purchaser of any Permit will not be a condition to Closing, and Closing will occur irrespective of whether any such Permit has been transferred or obtained.

         Section 8.4      Books and Records.

                 (a) Access. For a period of six years after Closing, each Party will provide the other Parties with reasonable access during normal business hours to its Books and Records relating to the Business (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Business prior to Closing and are requested by such Party to prepare its Returns, to respond to third party Claims or for any other legitimate purpose specified in writing. Each Party will have the right, at its own expense, to make copies of any such Books and Records.

                 (b) Destruction. For a period of six years after Closing (unless otherwise required by Law), no Party will dispose of or destroy any Books and Records relating to the Business to the extent that they relate to the condition or operation of the Business prior to the Closing without first offering to turn over possession thereof to the other Parties by written notice at least 30 days prior to the proposed date of disposition or destruction.

                 (c) Confidentiality. Each Party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section and may condition the other Parties' access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Parties not to disclose or misuse such information.

                 (d) Assistance. Each Party will, upon written request and at the requesting Party's expense, make personnel available to assist in locating and obtaining any Books and Records relating to the Business to the extent that they relate to the condition or operation of the Business prior to Closing and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any third party Claim in which the other Parties do not have any adverse interest.

                 (e) Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party will execute and deliver all instruments and documents and take all other action that the other Parties may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

         Section 8.5      Tax Matters.

                 (a) Apportionment of Income and Loss. For purposes of apportioning taxable income or loss relating to any taxable period that ends on the Closing Date ("SHORT TAX PERIOD") and for that portion of any taxable year that includes (but that does not end on) the Closing Date (a "PARTIAL TAX PERIOD"), such taxable income or loss will be determined by reference to the operations of the Acquired Companies through the Closing Date as though it were the last day of a taxable year. If required, appropriate elections will be made with applicable taxable authorities to accomplish such result.

                 (b) Liability For Short Period Tax. Any taxable income or loss with respect to a Short Tax Period will be included in the Acquired Companies federal income Tax Return, and, if applicable, consolidated, unitary or combined state income Tax Returns filed on behalf of the Acquired Companies in all jurisdictions to which the Acquired Companies are subject to income Tax (together with the United States federal Return, the "SUBJECT JURISDICTIONS"). Any income tax payable with respect to such Short Tax Period will be borne by Sellers, as a group, and Purchaser as hereinafter provided; provided, however, that any tax liability arising from an election made under Section 338 of the Code will be borne solely by Purchaser.

                 (c) Liability For Partial Period Tax. With respect to income Tax Returns filed in Subject Jurisdictions that include a Partial Tax Period, income taxes attributable to such Partial Tax Periods will be computed according to the apportionment rule of subsection (a) above. Any income tax payable with respect to any such Partial Tax Period will be borne by the Sellers, as a group, and Purchaser as hereinafter provided; provided, however, that any tax liability arising from an election made under Section 338 of the Code will be borne solely by Purchaser.

                 (d) Payment of Short Period Taxes. With respect to each Tax Return covering a Short Tax Period that is required to be filed in a Subject Jurisdiction after the Closing Date for, by or with respect to Company or any Subsidiary, Sellers will cause such Tax Return to be prepared, will cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "TAX ITEMS") required to be included therein, and will deliver the original of such Tax Return to Purchaser, with copies of work papers that will permit Purchaser to review and substantiate the accuracy of such Tax Return, at least 45 days prior to the due date (including extensions) of such Tax Return. Sellers, severally, will pay to Purchaser not less than 10 days prior to the due date (including extensions) of a Tax Return to be filed in a Subject Jurisdiction for a Short Tax Period the amount of tax shown to be due on such Tax

Return (except any tax liability arising from an election made under Section 338 of the Code will be borne solely by Purchaser) less any amount reflected on the Interim Financial Statement as a current tax liability.

                 (e) Payment of Partial Period Tax. With respect to each Tax Return to be filed in a Subject Jurisdiction covering a Partial Tax Period by or with respect to the Acquired Companies, Purchaser will cause such Tax Return to be prepared and will cause to be included in such Tax Return all Tax Items required to be included therein. Purchaser will determine (by an interim closing of the books as of the Closing Date, except for ad valorem Taxes and franchise Taxes based on capital which will be prorated on a daily basis) the portion, if any, of the Tax due with respect to the period covered by such Tax Return to be filed in a Subject Jurisdiction which is attributable to the Acquired Companies with respect to the Partial Tax Period after giving effect to (i) any credits for the amount of such Tax, if any, paid on or prior to the Closing Date and (ii) any amount reflected on the Final Closing Premium Statement as a current tax liability which remains unused as of the due date for a particular Return. At least 45 days prior to the due date (including extensions) of such Tax Return, Purchaser will deliver to each Seller a copy of such Tax Return with copies of work papers which will permit Sellers to review and substantiate the accuracy of such Returns. Sellers, severally, will pay to Purchaser the amount of Tax due in the Subject Jurisdictions determined to be attributable to the Partial Tax Period (except any tax liability arising from an election made under Section 338 of the Code will be borne solely by Purchaser) not less than 10 days prior to the due date (including extensions) of such Tax Return.

                 (f) Appointment of Independent Person. If Purchaser and Sellers' fail to agree by the day which is 30 days prior to the due date (including extensions) of a Tax Return due pursuant to this Section, the matters in dispute (but no other matters) will be submitted to a firm of independent certified accountants mutually acceptable to Purchaser and Sellers, as a group (the "INDEPENDENT PERSON"), which firm will make a final and binding determination as to the matters in dispute within 15 days after its appointment. The Independent Person will send its written determination, at which point the determination of the Independent Person will be binding on Purchaser and Sellers, absent fraud or manifest error. The fees and expenses of the Independent Person will be borne equally by the Purchaser, on the one hand, and the Sellers, on the other hand.

                 (g) Consistency. Any Tax Return to be prepared pursuant to the provisions of this Section will be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by applicable law.

                                  ARTICLE IX.
                        CONDITIONS PRECEDENT TO CLOSING

         Section 9.1 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

                 (a) Accuracy of Representations and Warranties. The representations and warranties made by each Seller and, until the Closing, Company in this Agreement will have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been correct and complete as of the specified date.

                 (b) Performance of Covenants. Company and each Seller will have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by such party prior to or at the Closing.

                 (c) No Material Adverse Change. No Acquired Company has undergone any Material Adverse Change since the Signing Date.

                 (d) Consents. Company and each Seller, as the case may be, will have received and delivered to Purchaser all the Required Consents and the Required Permits, each in form and substance satisfactory to Purchaser, and will have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.

                 (e) Closing Certificate. An executive officer of Company and each Seller will have delivered to Purchaser a certificate confirming (i) the satisfaction of the conditions set forth in Sections 9.1(a), 9.1(b) and 9.1(c) and (ii) the continuing force and effect of the Required Consents and Required Permits.

                 (f) Secretary's Certificate--Company. Company will have delivered to Purchaser a certificate executed by the secretary or an assistant secretary of Company certifying as to Company's Charter Documents, Company's good standing, (iii) the resolutions in which Company's board of directors approved this Agreement and the transactions contemplated hereby, and the incumbency of Company's officers who execute any documents on behalf of Company in connection with this Agreement.

                 (g) Secretary's Certificate--Acquired Companies. Company will have caused each Acquired Company to deliver to Purchaser a certificate executed by the secretary or an assistant secretary of such Acquired Company certifying as to (i) such Acquired Company's Charter Documents, (ii) such Acquired Company's good standing and (iii) the incumbency of such Acquired Company's officers who execute any documents on behalf of such Acquired Company in connection with this Agreement.

                 (h) Deliveries. Company and each Seller, as the case may be, will have delivered the documents required by Sections 2.3 and 2.2, respectively, and such other documents as Purchaser may reasonably require.

                 (i) Compliance with HSR Act. All applicable waiting periods under the HSR Act will have expired or been terminated.

                 (j) Consummation of Asset Purchase. The consummation of the transactions set forth in that certain Asset Purchase Agreement, dated the Signing Date, between Purchaser and Arrowhead General Insurance Agency, Inc.

                 (k) Transfer of the Transferred Assets. Company will have consummated the transfer of the Transferred Assets.

                 (l) Claims and Policy Administration Services Agreements. The execution and delivery by each of Arrowhead Management Company, Inc., Arrowhead General Insurance Agency, Inc. and the transferee of the Transferred Assets of (i) a Claims Administration Services Agreement in substantially the form attached hereto as Exhibit 9.1(l)(1) and (ii) a Policy Administration Services Agreement in substantially the form attached hereto as Exhibit 9.1(l)(2).

                 (m) Establishment of a Ethical Wall. Company and each of Arrowhead Management Company, Inc. and Arrowhead General Insurance Agency, Inc. will have agreed to the establishment of written procedures related to the use by Company of the software applications listed on Schedule 9.1(m).

                 (n) No Order or Action. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Purchaser or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Purchaser nor any of its affiliates instituted such Action.

         Section 9.2 Conditions Precedent to Company and Sellers' Obligations. The obligation of Company and each Seller to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Company or Sellers, as the case may be.

                 (a) Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement will have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been correct and complete as of the specified date.

                 (b) Performance of Covenants. Purchaser will have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by Purchaser prior to or at the Closing.

                 (c) Closing Certificate. An executive officer of Purchaser will have delivered to Company and each Seller a certificate confirming the satisfaction of the conditions set forth in Sections 9.2(a) and 9.2(b).

                 (d) Secretary's Certificate. Purchaser will have delivered to Company and each Seller a certificate executed by the secretary or an assistant secretary of Purchaser certifying as to (i) Purchaser's Charter Documents, (ii) Purchaser's good standing, (iii) the resolutions in which Purchaser's board of directors approved this Agreement and the transactions contemplated hereby, and (iv) the incumbency of Purchaser's officers who execute any documents on behalf of Purchaser in connection with this Agreement.

                 (e) Deliveries. Purchaser will have delivered the documents required by Section 2.4 and such other documents as Sellers may reasonably require.

                 (f) Compliance with HSR Act. All applicable waiting periods under the HSR Act will have expired or been terminated.

                 (g) Consummation of the Asset Purchase. The consummation of the transactions set forth in that certain Asset Purchase Agreement, dated the Signing Date, between Purchaser and Arrowhead General Insurance Agency, Inc.

                 (h) No Order or Action. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Company or any Seller or any of their Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Company nor any Seller nor any of their affiliates instituted such Action.

         Section 9.3 If Conditions Not Satisfied. In the event that any of the conditions set forth in this Article IX are not satisfied, and the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at the Closing, the Parties will not be deemed to have waived any Claim for damages or other relief arising from or in connection with such non-satisfaction.

                                   ARTICLE X.
                          TERMINATION PRIOR TO CLOSING

         Section 10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                 (a)      by mutual agreement of the Parties;

                 (b) by Purchaser at any time after the occurrence of a Material Adverse Change in any Acquired Company; or

                 (c) by Purchaser or Company or any Seller at any time on or after December 31, 1998 if any of the conditions provided for in Section 9.1 or 9.2, respectively, will not have been met or waived in writing prior to such date.

         Section 10.2 Procedure Upon Termination. In the event of termination pursuant to Section 10.1, written notice thereof will be immediately given to the other Parties and the transactions contemplated by this Agreement will be terminated, without any further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

                 (a) each Party will return all documents, work papers and other materials of the other parties, whether obtained before or after the execution hereof, to the party furnishing the same; and

                 (b) such termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

                                  ARTICLE XI.
                                INDEMNIFICATION

         Section 11.1     Indemnification of Purchaser.

                 (a) Several Indemnification Obligation. Each Seller will, severally but not jointly, indemnify, defend, and hold Purchaser harmless from any and all Claims directly or indirectly related or arising with respect to:

                          (i)     Any inaccuracy in any representation or
warranty of Seller made in Article III or in the certificate delivered by such Seller pursuant to Section 2.2(a) (as such certificates relate to the representations and warranties set forth in Article III); and

                          (ii)    Any failure by Seller to perform or observe
the covenant or agreement set forth in Section 6.7.

                 (b) Joint and Several Indemnification Obligation. Each Seller and, until the Closing, Company will, joint and severally, indemnify, defend, and hold Purchaser harmless from any and all Claims directly or indirectly related or arising with respect to:

                          (i)     Any inaccuracy in any representation or
warranty made in Article IV or in the certificates delivered pursuant to Sections 2.2(a) (as such certificates relate to the representations and warranties set forth in Article IV) and 2.3(a);

                          (ii)    Any failure to perform or observe (A) in the
case of any covenant or agreement of Company which by its terms relates to the time period prior to the Closing, any covenant or agreement of Company set forth in this Agreement or in any agreement delivered pursuant to this Agreement, (B) any covenant or agreement of Sellers set forth in this Agreement (other than the covenant or agreement set forth in Section 6.7) or in any agreement delivered pursuant to this Agreement;

                          (iii)   The Transferred Assets;

                          (iv)    Any Claim related to an Action arising out of
or in connection with the conduct of the Business on or prior to the Closing Date, whether asserted before or after the Closing Date; and

                         (v)  Any failure of Seller to comply with all Laws
in the conduct of the Business on or prior to the Closing Date.

         Section 11.2 Indemnification of Sellers. Purchaser will indemnify, defend, and hold Sellers and, until the Closing, Company harmless from any and all Claims directly or indirectly related or arising with respect to:

                 (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of Purchaser made in Article V or in the certificates delivered by Purchaser pursuant to Section 2.4(d); or

                 (b) Breaches of Covenants. Any failure to perform or observe (A) in the case of any covenant or agreement of Company which by its terms relates to the time period after the Closing, any covenant or agreement of Company set forth in this Agreement or in any agreement delivered pursuant to this Agreement, (B) any covenant or agreement of Purchaser set forth in this Agreement or in any agreement delivered pursuant to this Agreement.

         Section 11.3 Indemnification Procedure. The indemnification obligations under this Agreement will be subject to the following procedures:

                 (a) Defense of Claim. Within five days after a Party entitled to indemnification (an "INDEMNITEE") receives a notice of any Claim that may give rise to an indemnification obligation under this Agreement, the Indemnitee will give the Party responsible for providing indemnification with respect to such Claim (the "INDEMNITOR") notice of such Claim, together with a copy of all documents relating to such Claim that the Indemnitee possesses.
The Indemnitor will then immediately undertake the defense of such Claim by representatives of its own choosing, provided that the Indemnitee will have the right to control and undertake such defense by representatives of its own choosing if the Claim could have a continuing effect upon the Indemnitee or involves any Environmental Law or Hazardous Material. The Indemnitor will notify the Indemnitee of the Indemnitor's undertaking of the defense of a Claim promptly after receiving the notice of the Claim. Similarly, the Indemnitee will notify promptly the Indemnitor of the Indemnitee's election of its right to control such defense under the circumstances described above. The failure to give notice of a Claim within the period described above will not affect the Indemnitee's rights to indemnification under this Agreement unless such delay prejudices the Indemnitor.

                 (b) Participation of the Indemnitee. If ten days after delivering notice of a Claim to the Indemnitor or such shorter period necessary to prevent judgment by default in favor of the Person asserting the Claim, the Indemnitor has not begun to defend against such Claim, the Indemnitee will have the right to defend or settle such Claim on behalf of the Indemnitor. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim, the Indemnitee will have the right to participate in such defense by representatives of its own choosing. The Indemnitee will bear any expense of such participation if the Indemnitor is defending against the Claim unless defenses exist to the Indemnitee that are unavailable to the Indemnitor or the Indemnitor otherwise possesses a conflict of interest with respect to the Indemnitee. Under such circumstances, the Indemnitor will reimburse the Indemnitee for the

Indemnitee's reasonable attorneys' fees and expenses. In addition, the Indemnitor will reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses incurred during the period when the Indemnitor did not defend against the Claim and in connection with Claims that Purchaser possesses the right to defend. Notwithstanding whether the Claim involves a purported breach of the Indemnitor's representations and warranties, the Indemnitor's obligation to reimburse such fees and expenses will not be subject to the Indemnitor's Basket or Maximum Liability. The Indemnitor will make such reimbursement payments to the Indemnitee upon the Indemnitee's submission of periodic invoices describing such fees and expenses in reasonable detail.

                 (c) Settlement of Claims. The Indemnitor may settle any Claim at its own expense, provided that the Indemnitor will not settle any Claim or consent to the entry of any judgment without the consent of the Indemnitee if such settlement or judgment (i) includes any admission of wrongdoing by the Indemnitee or any of the Indemnitee's Representatives, (ii) includes any consent to any type of injunctive relief affecting the Indemnitee or any of the Indemnitee's Representatives, (iii) excludes an unconditional release by the Person asserting the Claim of the Indemnitee and the Indemnitee's Representatives from all liability with respect to such Claim, or requires the Indemnitee or any of the Indemnitee's Representatives.

                 (d) Reimbursement. If an Indemnitor undertakes the defense of any Claim or settles any Claim and such Claim was not within the scope of the Indemnitor's indemnification obligations under this Agreement, the Indemnitee will promptly reimburse the Indemnitor for all expenses with respect to such defense or settlement, including the Indemnitor's reasonable attorneys' fees and expenses.

                 (e) Cooperation. In connection with any indemnity obligation, the Indemnitee will cooperate with all reasonable requests of the Indemnitor.

                 (f) Payment--Net of Insurance Proceeds. The amount of any damage or indemnification payable pursuant to this Article will be net of any insurance proceeds actually received by the Indemnitee in connection with the circumstances giving rise to the Claim. The calculation of net insurance proceeds will give effect to all costs incurred by the Indemnitee for such insurance recovery, including all costs associated with retrospective premium adjustments, experienced-based premium adjustments, and indemnification obligations. Nothing in this Section will be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Claim hereunder.

                 (g) Payment--Net of Tax Benefit and Detriment. The Parties will treat any payment or receipt of damages or indemnification hereunder as an adjustment to the Final Purchase Price on all Tax Returns, except for the interest component of any such payment, which the Parties will treat as interest income or expense, as the case may be. To the extent that any damage or indemnification payment exclusive of the interest component constitutes taxable income to the Indemnitee, the amount of such damage or indemnification payment will be increased by the amount of any income Tax attributable to such payment and the reimbursement of any related income Taxes. To the extent that any damage or indemnification payment exclusive of the interest component constitutes a reduction of taxable income to the Indemnitee, the amount of such damage or indemnification payment will be decreased by the amount of any income Tax attributable to such reduction of taxable income.

         Section 11.4 Meritless Third Party Claims, If a third party makes a Claim against the Indemnitee that ultimately proves to be meritless, the Indemnitee may nevertheless require the Indemnitor to defend such Claim and reimburse the Indemnitee for its reasonable attorneys' fees and expenses in connection with such Claim if such Claim was within the scope of the Indemnitor's indemnification obligations under this Agreement.

         Section 11.5 Assignment of Claims. If any amounts for which the Indemnitor is responsible are recoverable from a third party, the Indemnitee will assign any rights that it may have to recover such amounts to the Indemnitor.

         Section 11.6 Other Indemnitees. Upon Purchaser's request, Sellers will indemnify any of Purchaser's Representatives to the same extent as Purchaser. Conversely, upon any Seller's request Purchaser will indemnify any of Seller's Representatives to the same extent as such Seller. No Representative of any Party, however, will be a third party beneficiary of the indemnification provisions set forth in this Agreement. In addition, a Party may release or waive any Claim to which such Party previously requested another Party to indemnify such Party's Representatives, and such Representatives will have no recourse against the Party releasing or waiving such Claim. To the extent that a Party requests another Party to indemnify such Party's Representatives, such Party will cause its Representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

         Section 11.7 Contribution. If the indemnity obligations provided for in this Agreement are held unenforceable in whole or in part for any reason, each Party will perform such indemnity obligations to the extent enforceable. To the extent that such indemnity obligations are unenforceable, the Party that would have been the Indemnitor with respect to a Claim except for such unenforceability will contribute to such Claim in such proportion as appropriate to reflect the relative fault of such Party as opposed to the relative fault of the Person who would have been the Indemnitee, as well as any other relevant equitable considerations.

         Section 11.8 Damages Without Indemnification. A Party may assert a Claim for damages against another Party for a breach of this Agreement even though the Party seeking such damages has not incurred a liability or made a payment to another Person.

         Section 11.9 Basket. The Parties acknowledge that all the representations and warranties set forth in this Agreement are without qualification as to materiality and that the provisions of this Section regarding the Basket are intended to serve as the exclusive standard of materiality for purposes of this Agreement. Sellers and Company, on the one hand, and Purchaser, on the other hand, will not be liable for any Claim for damages or indemnification with respect to a breach of representations and warranties under this Agreement until the aggregate amount of such Claims for damages and indemnification concerning breaches of representations and warranties exceeds $10,000 (as the case may be, the "BASKET"); provided, however, that the Basket will not apply to any breach of the representations and warranties set forth in Sections 3.1 or 4.5. If the aggregate amount of such Claims for which Sellers and Company, on the one hand, and Purchaser, on the other hand, is responsible exceeds the Basket, the Indemnitor will then only be responsible for the amount of such excess.

         Section 11.10 Liability Not Limited to Set-Off Under the Option Agreement. Each Party acknowledges and agrees that (a) the value of the Option Shares (as defined in the Option Agreement) is not intended to be, nor will that amount be construed as, Sellers' or Company's maximum amount of damages or indemnification with respect to any Claim for a breach of such Party's representations and warranties under this Agreement and (b) Purchaser may pursue any rights or remedies available at law or in equity in connection with this Agreement notwithstanding the availability of the right of set-off under the Option Agreement.

         Section 11.11 Liabilities for Special Indemnities and Breaches of Covenants. Sellers' Basket will be inapplicable with respect to any Claim for damages or indemnification concerning Sellers' breach of any representation and warranty that the indemnities pursuant to Sections 11.1(b)(iii), 11.1(b)(iv) and 11.1(b)(v) cover. Any damages or indemnification with respect to any such Claims will not count toward Sellers' Basket. A Party's Basket will be inapplicable with respect to any Claim for damages or indemnification concerning such Party's breach of any of its covenants under this Agreement or any other terms of this Agreement applicable to such Party, other than the representations and warranties to which such Party's Basket apply.

         Section 11.12 Consequential Damages. A Party will be (a) liable for any consequential, incidental, punitive, or special damages with respect to any breach of this Agreement, and (b) responsible for indemnifying an Indemnitee for any consequential, incidental, punitive, or special damages that such Indemnitee incurs if within the scope of such Party's indemnification obligation.

         Section 11.13 Interest. A Party will pay interest computed at the then current prime rate on (a) any Claim for damages with respect to such Party's breach of this Agreement from the date of the breach through the date that the Party pays such damages, and (b) any Claim for indemnification under this Agreement for which such Party is the Indemnitor from the date of the Indemnitee's indemnifiable out-of-pocket expenditure through the date that the Party pays such Claim.

         Section 11.14 Notice of Breach Prior to Closing. If before the Closing a Party notifies another Party of its breach of this Agreement, such notification will neither prevent such other Party from seeking damages for such breach nor decrease or mitigate such damages if such other Party still closes the transactions contemplated by this Agreement.

         Section 11.15 Discovery of Breach Prior to Closing. If before the Closing a Party discovers that another Party has breached this Agreement, such discovery will neither prevent such Party from seeking damages for such breach nor decrease or mitigate such damages if such Party still closes the transactions contemplated by this Agreement.

         Section 11.16 Survival of Terms. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement, Purchaser's closing certificate, each Seller's closing certificate, Company's closing certificate and any other documents contemplated under this Agreement will survive the Closing and any investigation or notice by any Party, provided that the representations and warranties of each Party under this Agreement will expire 30 days after the expiration of the applicable statute of limitations, as such statutory period may be extended from time to time. Notwithstanding the general expiration of each Party's representations and warranties described above, the representations and warranties set forth in Article III, Sections
4.2 (Power and Authority), 4.3 (Authorization; Execution and Validity), 4.4 (No Conflict), 4.5 (Capitalization), 4.9(c) (Title to Assets), 4.28 (Full Disclosure) and 4.29 (Brokers) will survive forever, subject to all defenses available under Law, including the expiration of any applicable statute of limitations. A Party will not be responsible with respect to any Claim for damages or indemnification with respect to any inaccuracy in any of such Party's representations or warranties unless such Party receives notice of the Claim with respect to such inaccuracy before such representation and warranty expires. With respect to any such Claim received before the expiration of a particular representation or warranty, the Party responsible for such representation or warranty will remain responsible for any damage or indemnification amounts claimed notwithstanding the subsequent expiration of such representation or warranty.

         Section 11.17 Negligence and Strict Liability. THE PROVISIONS OF THIS AGREEMENT CONCERNING CLAIMS FOR DAMAGES AND INDEMNIFICATION WILL APPLY WHETHER OR NOT THE PARTY OR OTHER PERSON CLAIMING SUCH DAMAGES OR
INDEMNIFICATION WAS NEGLIGENT, GROSSLY NEGLIGENT, OR STRICTLY LIABLE IN CONNECTION WITH THE EVENTS GIVING RISE TO SUCH CLAIM.

                                  ARTICLE XII.
                                 MISCELLANEOUS

         Section 12.1 Amendment. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

         Section 12.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

         Section 12.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

         Section 12.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its Representatives, provided that if a Party terminates this Agreement because of another Party's breach of this Agreement, the non-breaching Party will be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. Sellers, as a group, will bear any Tax imposed in connection with the transfer of the Assets to Purchaser pursuant to this Agreement.

         Section 12.5 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

         Section 12.6 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Parties. Any attempted assignment or delegation without such prior consent will be void. Notwithstanding the foregoing, after the Closing Purchaser may assign its rights under this Agreement to a purchaser of all of the assets or equity of Purchaser without Sellers' consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of Purchaser may similarly assign such rights.

         Section 12.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

         Section 12.8 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at the address or location set forth on Schedule 12.8 (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications).

         Section 12.9 Public Announcements. The Parties will agree on the terms of any press releases or other public announcements related to this Agreement, and will consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such party's counsel it is required by Law or the rules of the New York Stock Exchange or the Nasdaq National Market to make such disclosure. The parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

         Section 12.10 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

         Section 12.11 Schedules. All references in this Agreement to schedules will mean the schedules identified in this Agreement, which are incorporated into this Agreement and will be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule will have a separate schedule. In addition, any disclosure under a particular section's schedule will be made under the heading of any relevant subsection of such section. A disclosure of an item in a schedule for a particular section or under a heading in a schedule corresponding to a particular subsection will not be a disclosure under any other section's schedule or any other subsection, unless so noted specifically on such schedule. Sellers have delivered to Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

         Section 12.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

         Section 12.13 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

         Section 12.14 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

         Section 12.15 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

         Section 12.16 Attorney's Fees. In the event of any Action among the Parties seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such Action will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Party executed, or has caused a duly authorized officer to execute, this Agreement as of the Signing Date.

PURCHASER:                        INSpire INSURANCE SOLUTIONS, INC.


                                  By:
                                     ---------------------------------------
                                     William J. Smith, III, President



COMPANY:                          ARROW CLAIMS MANAGEMENT, INC.


                                  By:
                                     -------------------------------------
                                     Kevin McDonald, President



SELLERS:
                                  ----------------------------------------
                                  John C. Gall, as Trustee of [insert name of trust] fbo Patrick Kilkenny



                                  ----------------------------------------
                                  Marianne Harmon, in her individual capacity


                                  ----------------------------------------
                                  Myron Sima, in his individual capacity



                                  ----------------------------------------
                                  Gary Kadota, in his individual capacity

                                   APPENDIX A
                    DEFINITIONS AND  RULES OF INTERPRETATION

         Definitions. Unless the context otherwise requires, the terms defined in this Appendix will have the meanings specified below for all purposes of this Agreement:

                 (a) "ACCOUNTS RECEIVABLE" will have the meaning set forth in Section 4.10.

                 (b)      "ACQUIRED COMPANIES" means Company and the
Subsidiaries.

                 (c) "ACTION" means any action, arbitration proceeding, cause of action, charge, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

                 (d) "ADJUSTMENT AMOUNT" will have the meaning set forth in Section 1.5(c).

                 (e) "AFFILIATE" means with respect to a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Control shall be presumed by an individual that is a director, executive officer, general partner, manager, or similar functionary of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights. For purpose of this Agreement, each of Arrowhead Management Company, Inc., Arrowhead General Insurance Agency, Inc. and each Affiliate of such Person shall be considered an Affiliate of each Seller.

                 (f) "AGREEMENT" will have the meaning set forth in the first paragraph.

                 (g) "ALLOCATION STATEMENT" will have the meaning set forth in Section 1.4.

                 (h)      "ASSETS" will have the meaning set forth in Section
4.9(a).

                 (i) "BALANCE SHEET DATE" will have the meaning set forth in Section 4.6(a).

                 (j)      "BANK ACCOUNTS" will have the meaning set forth in
Section 4.24.

                 (k) "BASE PURCHASE PRICE" will have the meaning set forth in Section 1.2.

                 (l)      "BASKET" will have the meaning set forth in Section
11.9.

                 (m) "BOOKS AND RECORDS" will mean all the books and records maintained by or for any Acquired Company, including all accounting records, minute books, stock records, computerized records and storage media and the software used in connection therewith.

                 (n) "BUSINESS" will have the meaning set forth in Recital A.

                 (o) "CHARTER DOCUMENTS" will mean (i) in the case of a corporation, its articles or certificate of incorporation and its bylaws, (ii) in the case of a partnership, its partnership certificate and its partnership agreement, and (iii) in the case of any other Person, its organic and governing documents; in each case as such document has been amended or supplemented from time to time prior to the Signing Date.

                 (p) "CLAIM" will mean any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, Lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, including any damages incurred because of the claimant's negligence or gross negligence or any strict liability imposed upon the claimant, any consequential or punitive damages, and any reasonable attorneys' fees and expenses. A Claim will be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured.

                 (q)      "CLOSING" will have the meaning set forth in Section
2.1.

                 (r) "CLOSING CASH PAYMENT" will have the meaning set forth in Section 1.3.

                 (s)      "CLOSING DATE" will have the meaning set forth in
Section 2.1.

                 (t) "CLOSING PREMIUM STATEMENT" will have the meaning set forth in Section 1.5(a).

                 (u) "CODE" will mean the Internal Revenue Code of 1986, as amended.

                 (v) "COMMON STOCK" will have the meaning set forth in Recital B.

                 (w) "COMPANY" will have the meaning set forth in the first paragraph.

                 (x) "CONFIDENTIAL INFORMATION" means any proprietary information, and any information which Purchaser reasonably considers to be proprietary, pertaining to each of the Acquired Company's and Purchaser's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by such entity's sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to each of the Parties, whether or not reduced to writing.

                 (y) "CONSENT" will mean a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person.

                 (z) "DIRECT WRITTEN PREMIUMS" means the aggregate amount of premiums paid to Arrowhead by insureds. For purposes of calculating Direct Written Premiums, a lump-sum premium payment will be prorated equally over the term of the policy pursuant to which such premium payment was made.

                 (aa) "EMPLOYEE BENEFIT PLAN" will mean any (i) Pension Benefit Plan, (ii) Welfare Benefit Plan, (iii) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (iv) bonus, executive, incentive or deferred compensation plan, (v) change in control plan,
(vi) fringe benefits and perquisites, (vii) holiday, sick pay, leave, vacation, moving or tuition reimbursement or other similar policy, (viii) stock option, stock purchase, phantom stock, restricted stock or stock appreciation plan,
(ix) severance plan, or (x) other employee arrangement, commitment, custom, policy or practice.

                 (bb)     "EMPLOYEES" will have the meaning set forth in
Section 4.21(a).

                 (cc) "ENCUMBERED INSTRUMENT" will mean any contract and lease that by its terms requires Consent from a third party in order to transfer the rights and obligations thereunder.

                 (dd) "ENCUMBRANCE" will mean any title defect or objection, mortgage, lien, deed of trust, equity, judgment, claim, restrictive covenant, use restriction, charge, pledge, security interest or other encumbrance of any nature whatsoever, including all leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

                 (ee) "ENVIRONMENTAL LAW" will mean (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), (iv) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (v) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), (vi) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), (vii) the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), (viii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), (x) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (xi) any state, local, tribal, or foreign law, ordinance, regulation, or statute analogous to any of the foregoing statutes, or (xii) any other federal, state, local, tribal, or foreign law, ordinance, regulation, or statute prohibiting, regulating, or restricting the disposal, generation, handling, placement, recycling, release, storage, or treatment of any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste classified or considered to be hazardous or toxic to human health or the environment or otherwise related to environmental protection or health and safety.

                 (ff) "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

                 (gg) "FINAL CLOSING PREMIUM STATEMENT" will have the meaning set forth in Section 1.5(b).

                 (hh) "FINAL PURCHASE PRICE" will have the meaning set forth in Section 1.2.

                 (ii) "GAAP" will mean generally accepted accounting principles in effect in the United States of America as of the Signing Date.

                 (jj) "GOVERNMENTAL AUTHORITY" will mean any federal, state, local, tribal, foreign or other governmental agency, department, branch, commission, board, bureau, court, instrumentality or body.

                 (kk) "HAZARDOUS MATERIAL" will mean (i) any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste for which any Environmental Law limits, prohibits, or regulates its disposal, generation, handling, placement, recycling, release, storage, or treatment, (ii) any carcinogenic, corrosive, explosive, flammable, infectious, mutagenic, radioactive, or toxic substance, (iii) any diesel fuel, gasoline, or other petroleum product in an unconfined manner, (iv) any substance that contains polychlorinated biphenyls, (v) any substance that contains asbestos, (vi) any substance that contains urea formaldehyde foam installation, (vii) any substance that constitutes a nuisance upon any property, or (viii) any substance that imposes a hazard to the health or safety of any individual.

                 (ll)     "HSR ACT" will have the meaning set forth in
Section 8.1.

                 (mm)     "INDEMNITEE" will have the meaning set forth in
Section 11.3(a).

                 (nn)     "INDEMNITOR" will have the meaning set forth in
Section 11.3(a).

                 (oo) "INDEPENDENT PERSON" will have the meaning set forth in Section 8.6(f).

                 (pp) "INSURANCE POLICIES" will have the meaning set forth in Section 4.15.

                 (qq) "INTANGIBLE ASSET" will mean any patent, trademark, trademark license, computer software, trade name, masthead, brand name, slogan, copyright, reprint right, franchise, license, process, authorization, invention, know-how, formula, trade secret and other intangible asset, together with any pending application, continuation-in-part or extension therefor.

                 (rr) "INTERIM BALANCE SHEET" will have the meaning set forth in Section 4.6(b).

                 (ss) "INTERIM FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.6(b).

                 (tt) "LAW" will mean any applicable code, statute, law, common law, rule, regulation, order, ordinance, judgment, decree, order, writ or injunction of any Governmental Authority.

                 (uu) "LAW AFFECTING CREDITORS' RIGHTS" will mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

                 (vv) "MATERIAL ADVERSE CHANGE" will mean, with respect to a Person, that such Person has (i) breached a Material Contract, (ii) incurred a Claim or become a party to an Action that could have a significant and detrimental effect upon it, (iii) suffered a Material Adverse Effect, or (iv) violated any Law or Order to which it or any of its assets is subject or bound.

                 (ww) "MATERIAL ADVERSE EFFECT" will mean, with respect to a Person, the occurrence of an event or the existence of a circumstance that has a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the occurrence of any event or the existence of any circumstance that could cause such an effect in the future.

                 (xx) "MATERIAL CONTRACTS" will have the meaning set forth in Section 4.16.

                 (yy) "MAXIMUM LIABILITY" will have the meaning set forth in Section 11.10.

                 (zz) "OBJECTION NOTICE" will have the meaning set forth in Section 1.5(b).

                 (aaa) "OPTION AGREEMENT" means that certain Option Agreement, dated as of the Closing Date, between Purchaser and Arrowhead General Insurance Agency, Inc.

                 (bbb) "ORDER" will mean any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

                 (ccc) "OWNED REAL PROPERTY" will have the meaning set forth in Section 4.12(a).

                 (ddd) "PARTIAL TAX PERIOD" will have the meaning set forth in Section 8.6(a).

                 (eee) "PARTY" will have the meaning set forth in the first paragraph.

                 (fff) "PENSION BENEFIT PLAN" will mean (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 (ggg) "PERMIT" will mean any license, approval, certificate, franchise, registration, permit or authorization issuable by any Governmental Authority.

                 (hhh) "PERMITTED ENCUMBRANCE" will mean any Encumbrance directly related to (i) Taxes that are not yet due and payable or Taxes that are being contested in good faith by an appropriate proceeding, and in each case as to which adequate reserves have been established in accordance with GAAP, (ii) Encumbrances shown on the Interim Balance Sheet as securing specified Claims with respect to which no breach or default exists, (iii) workers', repairmen's and similar Encumbrances imposed by Law that have been incurred in the ordinary course of business, (iv) retention of title agreements with suppliers entered into in the ordinary course of business, and (v) the rights of others to customer deposits.

                 (iii) "PERSON" will mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

                 (jjj) "PERSONAL PROPERTY LEASES" will have the meaning set forth in Section 4.13(b).

                 (kkk) "PLAN" will mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension, or retirement plan, program, agreement or arrangement.

                 (lll) "PURCHASER" will have the meaning set forth in first paragraph.

                 (mmm) "REAL PROPERTY LEASES" will have the meaning set forth in Section 4.12(a).

                 (nnn) "REPRESENTATIVES" will mean, with respect to a Person, such Person's directors, employees, officers, agents, accountants, affiliates, consultants, investment bankers, attorneys, lenders, representatives and shareholders.

                 (ooo) "REQUIRED CONSENT" will have the meaning set forth in Section 8.2(b).

                 (ppp)    "REQUIRED PERMIT" will have the meaning set forth in
Section 8.3(b).

                 (qqq) "RESTRICTED SERVICES" means any actions directly or indirectly related to providing or soliciting third party administrator services in connection with property and casualty insurance lines.

                 (rrr) "RESTRICTION PERIOD" will have the meaning set forth in Section 6.7(b).

                 (sss) "RETURNS" will have the meaning set forth in Section 4.23(a).

                 (ttt) "SEGREGATED ACCOUNT" will have the meaning set forth in Section 1.3.

                 (uuu) "SELLER" will have the meaning set forth in the first paragraph.

                 (vvv) "SELLERS' KNOWLEDGE" will mean the actual knowledge as of the date that a specific representation or warranty is made or deemed made, after reasonable inquiry, of each Seller, Patrick Kilkenny, Sue Brown, and Kevin McDonald.

                 (www)    "SHARES" will have the meaning set forth in Section
1.1.

                 (xxx) "SHORT TAX PERIOD" will have the meaning set forth in Section 8.6(a).

                 (yyy) "SIGNING DATE" will have the meaning set forth in the first paragraph.

                 (zzz) "SUBJECT JURISDICTIONS" will have the meaning set forth in Section 8.6(b).

                 (aaaa) "SUBSCRIPTION RIGHT" will have the meaning set forth in Section 4.5(a).

                 (bbbb)   "SUBSIDIARY" will have the meaning set forth in
Section 4.5(b).

                 (cccc) "TAX" will mean any assessment, charge, duty, fee, impost, levy, tariff, or tax of any nature whatsoever imposed by any Governmental Authority or payable pursuant to any tax sharing agreement, including any income, payroll, withholding, excise, gift, alternative minimum, capital gain, added value, social security, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise tax or charge, together with any related interest, penalties or additions thereon.

                 (dddd)   "TAX ITEMS" will have the meaning set forth in
Section 8.6(d).

                 (eeee) "TRANSACTION DOCUMENTS" will mean the Agreement and all other documents and instruments executed and delivered pursuant to or in furtherance of this Agreement.

                 (ffff) "TRANSFERRED ASSETS" will have the meaning set forth in Section 6.8.

                 (gggg) "WELFARE BENEFIT PLAN" will mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including an employee welfare benefit plan which is a "multiemployer welfare plan" as defined in
Section 3(37) of ERISA and a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

                 (hhhh) "WRITTEN PREMIUM AMOUNT will have the meaning set forth in Section 1.5(b).

                 (iiii) "YEAR-END BALANCE SHEET" will have the meaning set forth in Section 4.6(a).

                 (jjjj) "YEAR-END FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.6(a). Accounting Terms. Except as otherwise provided in this Agreement, all accounting terms defined in this Agreement, whether defined in this Article or otherwise, will be construed in accordance with GAAP on a consolidated basis.

         Articles, Sections, Exhibits and Schedules. Except as specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of this Agreement.

         Attorneys' Fees. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also will include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney considered advisable in connection with the prosecution or defense of the particular matter.

         Breach. The term "breach" with respect to any contract or instrument means any breach or violation of, or default under, such contract or instrument, any conflict with another contract or instrument or any emergence of a right of another party to such contract or instrument to accelerate, cancel, modify or terminate such contract or instrument, including any such breach, violation, default, conflict, or right that will arise after notice or lapse of time.

         Disclosure Thresholds. The establishment of any monetary thresholds for the disclosure of particular items will not create a materiality standard under this Agreement.

         Drafting. Neither this Agreement nor any provision set forth in this Agreement will be interpreted in favor of or against any Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision set forth in this Agreement will be used when interpreting this Agreement or its provisions.

         Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.

         Include. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

         Or. The term "or" will not be interpreted as excluding any of the items described.

         Plural and Singular Words. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word.

         Predecessors. Any of Sellers' representations and warranties concerning any Claim against an Acquired Company, any liability or obligation of an Acquired Company, or any violation of Law by an Acquired Company will include any Claims with respect to each predecessor of the Acquired Companies, including all direct and indirect predecessors of any such predecessor.

         Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also will refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also will refer to the masculine and feminine gender.

         Representations and Warranties. Sellers' representations and warranties under this Agreement will mean the representations and warranties set forth in Articles III and IV and the reaffirmation of Sellers' representations and warranties in certificates delivered pursuant to Sections 2.2(a) and 2.3(a). Purchaser's representations and warranties under this Agreement will mean the representations and warranties set forth in Article V and the reaffirmation of those representations and warranties in the certificates delivered pursuant to Section 2.4(d).

         Statutes. Any reference to Law or any specific statute will include any changes to such law or statute after the Signing Date, any successor law or statute, and any regulations and rules promulgated under such law or statute and any successor law or statute, whether promulgated before or after the Signing Date.

The following list sets forth the schedules to the Stock Purchase Agreement that have been omitted from this Exhibit 2.1. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request


Schedule                                                                                                Description
--------                                                                                                -----------

Schedule 1.2........................................................................................Excluded Assets
Schedule 4.5(a)(1)...................................................................................Capitalization
Schedule 4.5(a)(2).....................................................................Exceptions to Capitalization
Schedule 4.5(b)........................................................................................Subsidiaries
Schedule 4.6(a).......................................................................Year-End Financial Statements
Schedule 4.6(b)........................................................................Interim Financial Statements
Schedule 4.8..........................................................................Exceptions to Certain Changes
Schedule 4.12(a)................................................................................Owned Real Property
Schedule 4.12(b)...............................................................................Leased Real Property
Schedule 4.13(a)............................................................................Owned Personal Property
Schedule 4.13(b)...........................................................................Leased Personal Property
Schedule 4.15.............................................................................................Insurance
Schedule 4.16....................................................................................Material Contracts
Schedule 4.17....................................................................................Litigation; Orders
Schedule 4.19...............................................................................................Permits
Schedule 4.20(a)............................................................................Owned Intangible Assets
Schedule 4.20(b).........................................................................Licensed Intangible Assets
Schedule 4.21(a)..........................................................................................Employees
Schedule 4.21(b).....................................................................Employment and Labor Contracts
Schedule 4.22(a)..............................................................................Welfare Benefit Plans
Schedule 4.22(b)..............................................................................Pension Benefit Plans
Schedule 4.22(c)..............................................................................Employee Arrangements
Schedule 4.24..................................................................Bank Accounts and Powers of Attorney
Schedule 4.26..................................................................Exceptions to Affiliate Transactions
Schedule 6.3(b)...............................................................Exceptions to Prohibited Transactions
Schedule 8.2(b)...................................................................................Required Consents
Schedule 8.3(b)....................................................................................Required Permits
Schedule 9.1(l).................................................................................Restricted Software
Schedule 11.1....................................................................................Retained Employees
Schedule 13.8....................................................................................Notice Information